UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 29, 2004

ANIMAS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	000-50674 (Commission File Number)	23-2860912 (I.R.S. Employer Identification Number)

200 LAWRENCE DRIVE, WEST CHESTER, PA (Address of Principal Executive Offices)	08690 (Zip Code)

(610) 644-8990
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry Into a Material Definitive Agreement.

     On October 29, 2004, Animas Corporation (“Animas”) and Debiotech, S.A. (“Debiotech”) entered into two License, Joint Development and Manufacturing Assistance Agreements (the “License Agreements”) pursuant to which Animas acquired licenses for MEMS technology and intellectual property related to next-generation insulin pumps and micro-needles. MEMS technology stands for Micro Electromechanical Systems, and utilizes fabrication techniques similar to those used in the semi-conductor industry. Under the terms of these License Agreements, Animas has acquired the exclusive worldwide license to make, use and sell products utilizing the intellectual property portfolio owned by Debiotech relating to micro-pumps and micro-needles for use related to insulin administration and in-vivo glucose sensing. Included in this portfolio are over seventy granted or issued patents. Animas also obtained a right of first refusal with regard to proposed licenses or transfers of rights by Debiotech to any new technology relating to micro-pumps and micro-needles for use related to insulin administration and in-vivo glucose sensing. The License Agreements will be filed as exhibits to Animas’ Annual Report on Form 10-K for the year ending December 31, 2004, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

     Animas will pay $12.0 million in cash and issue 400,000 restricted shares of Animas common stock (the “Shares”) to acquire the foregoing rights. Additionally, Animas will pay Debiotech a license fee up to $2.0 million upon receipt of the requisite deliverables for 510(k) approval for the micro-pump, providing receipt of such deliverables occurs prior to certain dates. If Debiotech fails to achieve certain other milestones, Animas may terminate the License Agreement relating to micro-pumps and Debiotech will pay Animas $3.5 million. Each party will generally be responsible for its own development costs. The License Agreements also call for Debiotech to receive royalties on sales of products resulting from the technology underlying the License Agreements.

     The License Agreements also have provisions relating to a change of control of Animas. A “change of control” under the License Agreements occurs when a third party (other than certain significant stockholders) acquires more than 50% of the voting stock of Animas, if Animas merges with a third party (except where Animas is the surviving entity), or upon the sale of substantially all of the assets of Animas. In the event of a change of control of Animas, Animas or its successor is required to pay Debiotech a non-refundable advance on future royalties of $5,000,000, which must be made within 180 days following the change of control, unless the applicable License Agreement is terminated within such 180 days, in which case no advance payment shall be due. This advance payment will be credited against 50% of actual royalty payments made pursuant to the Agreement until such credit has been fully utilized. Debiotech also has certain additional termination rights following a change of control if (a) Animas or its successor does not provide adequate assurance to Debiotech that it intends to continue with the development and commercialization of the pump and will provide adequate resources for such development, or (b) if Animas or its successor does not spend at least $3 million each year in developing, marketing and/or selling the pump products.

     On October 29, 2004, Animas also completed the private placement of the Shares to Debiotech pursuant to a Subscription Agreement dated as of the same date. The purchase and sale of the Shares is further discussed below under Item 3.02. The Subscription Agreement will be filed as an exhibit to Animas’ Annual Report on Form 10-K for the year ending December 31, 2004.

     On November 1, 2004, Animas held a conference call on which the foregoing transactions were discussed. An online archive of the conference call will be available through October 31, 2005 by accessing the Investor Relations portion of the Animas website at www.animascorp.com.

     Neither Animas nor any of its affiliates has any material relationship with Debiotech or any of its affiliates other than in respect of the License Agreements and other ancillary agreements entered into in connection with the foregoing transactions. Statements in this filing or made by management from time to time regarding Animas Corporation that are not historical facts are forward-looking statements and are subject to risks, assumptions and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The following factors, among others, could cause Animas’ actual results to differ materially from those described in a forward-looking statement: the failure to successfully commercialize the licensed technology described herein, technical issues or the failure of the IR1200 to gain significant market acceptance; failure to capture recurring purchases of ancillary supplies by patients using Animas’ pumps; any significant disruption with vendors; any failure to achieve and then maintain profitability; the failure of Animas’ ezSet Infusion Set to be fully-developed or commercially accepted; technological breakthroughs in diabetes monitoring, treatment, or prevention that could render Animas’ products obsolete; failure to comply with any FDA or foreign regulations; an inability to attract and retain personnel; competition; an inability to adequately protect Animas’ intellectual property; product liability lawsuits; and, the failure to secure or retain third party insurance coverage or reduced reimbursement for Animas’ products by third party payors. This list is intended to identify only certain of the principal factors that could cause actual results to differ. Readers are referred to the reports and documents filed from time to time by Animas Corporation with the Securities and Exchange Commission for a discussion of these and other important risk factors. Readers are cautioned not to place undue reliance on forward-looking statements, which are made as of the date of this press release. Animas Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or for any other reason.

Item 3.02 Unregistered Sales of Equity Securities.

     The disclosures made in response to Item 1.01 above are incorporated herein by reference.

     On October 29, 2004, Animas completed the private placement of the Shares to Debiotech pursuant to a Subscription Agreement dated as of the same date. As discussed above under Item 1.01, the Shares were issued in partial consideration for Debiotech granting certain licenses to Animas. The issuance and sale of the Shares to Debiotech were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, because the issuance and sale did not involve any public offering. Under the Subscription Agreement, the Company also granted Debiotech certain “piggyback” registration rights which permit Debiotech to include the Shares on a registration statement to the extent Animas permits other holders of its common stock without contractual registration rights to participate in the same registration.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description
99.1	Press Release dated October 29, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANIMAS CORPORATION
Date: November 4, 2004	By:	/s/ Richard Baron
Richard Baron
Vice President – Finance and Chief Financial Officer

Index of Exhibits

Exhibit
Number	Description
99.1	Press Release dated October 29, 2004.